PRESS RELEASE                               Source: Franklin Capital Corporation

            FRANKLIN CAPITAL CORPORATION ACQUIRES SHARES OF DIGICORP

Thursday December 30, 8:50 am ET

SANTA MONICA, Calif.--(BUSINESS WIRE)--Dec. 30, 2004--Franklin Capital Corporation (AMEX:FKL - News; the "Company") announced today that it has purchased 2,294,527 shares of common stock of Digicorp (OTCBB:DGCO - News) pursuant to an agreement with certain shareholders of Digicorp. Such shares, together with 327,500 shares of Digicorp previously acquired by the Company in the open market, represent approximately 27% of Digicorp's outstanding common stock. The Company also agreed to acquire an additional 1,224,000 shares of Digicorp common stock upon the registration of such shares with the Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS


This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the future plans and intentions of the Company. Examples of such statements include, without limitation, statements relating to the Company's intention to acquire additional shares of Digicorp. Readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, specifically the Company's definitive proxy statement on Schedule 14A filed on October 1, 2004 and the Company's most recent reports on Form 10-K and 10-Q. The information in this release is current as of the date of this release, but may not remain accurate as of any future date. The Company does not undertake any duty to update or revise the information provided in this release, except as otherwise required by law.

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Contact:

      Franklin Capital Corporation
      Milton "Todd" Ault III, 310-752-1416

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Source: Franklin Capital Corporation